UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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BOYKIN LODGING COMPANY

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FOR IMMEDIATE RELEASE	Contact:	Tara Szerpicki Investor Relations Boykin Lodging Company (216) 430-1333
Boykin Lodging Declares Pre-Closing Common Share and Preferred Share Dividends
Cleveland, Ohio, August 28, 2006 — Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust (REIT), today announced that its Board of Directors declared dividends related to its outstanding common shares and its outstanding depositary shares, each representing a 1/10 fractional interest in a share of the Company’s 10-1/2% Class A Cumulative Preferred Shares, Series 2002-A.
The Board of Directors declared a dividend related to its common shares of $0.60 per share payable to common shareholders of record as of September 6, 2006. This dividend will be paid on September 13, 2006.
In addition, the Board of Directors declared a contingent dividend related to its common shares of $2.77 per share. This contingent dividend will be paid on September 14, 2006 to common shareholders of record as of September 6, 2006, but only if (i) the Company’s common shareholders approve and adopt the Agreement and Plan of Merger, dated as of May 19, 2006, by and among Braveheart Investors LP, Braveheart II Realty (Ohio) Corp., Braveheart II Properties Holding LLC, Braveheart II Properties Company LLC, the Company and Boykin Hotel Properties, L.P. at the Company’s special meeting of shareholders to be held on September 12, 2006 and (ii) there is not in effect, as of 5:00 p.m. EDT on September 13, 2006, the day before the payment date, (a) an injunction issued by a court of competent jurisdiction with respect to the closing of the transactions contemplated by the merger agreement or (b) an order issued by a court of competent jurisdiction affecting the nature, timing or completion of the transactions contemplated by the merger agreement. If (i) the common shareholders do not approve and adopt the merger agreement at the special meeting or (ii) an injunction or other order previously described is in effect at 5:00 p.m. EDT on September 13, 2006, the contingent dividend will not be paid. After the record date and through the payment date of the contingent dividend, the common shares will be traded with an entitlement to receive the contingent dividend. Therefore, those shareholders who own common shares on the record date and sell those shares prior to or on the payment date will also be selling the right to receive the contingent dividend. The Company encourages shareholders to consult with their financial advisors concerning trading of shares with an entitlement prior to buying or selling common shares.

As of the date hereof, we anticipate approximately 75% of the pre-closing dividends to be designated as capital gain dividends, assuming a merger effective time of September 15, 2006. This percentage is based on the current estimate of the Company’s results of operations through the assumed effective time, and the actual percentage of the pre-closing dividends designated as capital gains could differ, including in a material respect, based on events occurring after the date hereof, including results of operations after the effective time and tax and other planning strategies implemented by Braveheart Investors LP.
The Board of Directors also declared a dividend related to the Company’s outstanding depositary shares of $0.539583 per share. This dividend represents the accrued and unpaid dividends on the depositary shares through September 14, 2006. The dividend on the depositary shares will be paid on September 14, 2006 to shareholders of record as of September 6, 2006. Under the merger agreement, holders of depositary shares will also receive unpaid dividends accrued after September 14, 2006 to the effective date of the merger.
Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns interests in 20 hotels containing a total of 5,637 rooms located in 13 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company’s website at http://www.boykinlodging.com.
Forward Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the expected effects, timing and completion of the proposed transactions, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. For example, among other things, (1) the Company may be unable to obtain shareholder approval required for its proposed merger with Braveheart Investors LP; (2) conditions to the closing of the proposed merger may not be satisfied; (3) the proposed merger may involve unexpected costs or unexpected liabilities; (4) the businesses of the Company may suffer as a result of uncertainty surrounding the proposed merger; (5) there is shareholder litigation pending against the Company and its directors with respect to the contemplated transactions; and (6) the Company may be adversely affected by economic, business, and/or competitive factors, including real estate conditions, and hotel acquisition and disposition programs. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at http://www.boykinlodging.com and http://www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It:
In connection with the proposed transaction, a definitive proxy statement of Boykin Lodging Company and other materials have been filed with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BOYKIN LODGING COMPANY AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the proxy statement as well as other filed documents containing information about Boykin Lodging Company at http://www.sec.gov, the SEC’s free website. Free copies of Boykin Lodging Company’s SEC filings are also available on Boykin Lodging Company’s website, http://www.boykinlodging.com.
Participants in the Solicitation:
Boykin Lodging Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Boykin Lodging Company’s shareholders with respect to the proposed transaction. INFORMATION REGARDING BOYKIN LODGING COMPANY’S EXECUTIVE OFFICERS AND DIRECTORS IS SET FORTH IN THE COMPANY’S PROXY STATEMENTS FILED ON APRIL 25, 2006 AND AUGUST 4, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities holdings or otherwise, are set forth in the definitive proxy statement and other material filed with the SEC in connection with the proposed transaction.